UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

PLUG POWER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 Filed by Plug Power Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Plug Power Inc.

Commission File No.: 001-34392

The following information was posted by Plug Power Inc. on its website on December 22, 2025.

If you owned shares of Plug Power Inc. as of the record date of December 12, 2025, you have the right to vote on important proposals at the Special Meeting of Stockholders on January 29, 2026. Every vote counts.

Why is this meeting important?

Each proposal is critical to our ability to operate and grow.

•	Proposal 1: Amendment to Modernize Voting Standards

Proposal #1 would modernize the Company’s voting standards by aligning the Company’s charter with current Delaware corporate law. If approved, this amendment would allow certain future charter amendments to be approved by a majority of votes cast, where permitted under the Delaware General Corporation Law (DGCL).

This change ensures that outcomes are determined by the stockholders who actively participate in the voting process, rather than by shares that are not voted at all. Under the Company’s current charter, shares that are not voted effectively have the same impact as votes cast against a proposal, which can prevent proposals from passing even when a clear majority of voting stockholders support them.

By aligning with current Delaware standards, this proposal helps ensures that stockholder intent is reflected more accurately and that the Company is governed in a manner consistent with modern corporate practices.

•	Proposal 2 – Increase in Authorized Shares of Common Stock

Proposal #2 is essential to the Company’s ability to meet its financial obligations, maintain operating flexibility, and continue executing its business plan. Approval of this proposal would increase the number of authorized shares of common stock, providing the Company with the flexibility required to satisfy obligations as they come due and to support the ongoing needs of the business.

If Proposal #2 is not approved, the Company will implement a reverse stock split in order to create sufficient share availability to meet its financial obligations and maintain business flexibility.

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board unanimously recommends that you vote your shares as follows:

Proposal 1 — FOR the approval of an amendment to the Company’s charter to adjust the voting requirements for certain future amendments to the charter to align with Section 242(d)(2) of the DGCL.

Proposal 2 — FOR the approval of an amendment to the Company’s charter to increase the number of authorized shares of the Company’s common stock from 1,500,000,000 to 3,000,000,000 shares.

Proposal 3 — FOR the approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of Proposal 1 or Proposal 2.

What is the record date and what does it mean?

The record date (the “Record Date”) is December 12, 2025. Only stockholders of the Company as of this date are eligible to vote.

How can I attend the Special Meeting?

We will be hosting our Special Meeting via live webcast. Any stockholder as of the Record Date can attend the Special Meeting virtually at www.virtualshareholdermeeting.com/PLUG2026SM. The webcast will start at 10:00 a.m., Eastern Time, on January 29, 2026. Stockholders may vote and ask questions while attending the Special Meeting online. In order to be able to attend the Special Meeting, you will need the 16-digit control number, which is located on your proxy card. Instructions on how to participate in the Special Meeting are also posted online at www.proxyvote.com.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to demonstrate proof of beneficial ownership to virtually attend the Special Meeting. A recent brokerage statement or a letter from your bank or broker showing your share ownership as of the Record Date are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

How do I vote my shares?

Your vote is very important to us.

Follow the voting instructions included in the email or physical notice distributed by your bank, brokerage firm or other nominee. Please vote each and every voting instruction form or proxy card received as you may own shares in multiple accounts.

If you have misplaced the proxy materials or did not receive them please contact your bank, broker or other nominee and request your unique control number to vote at the Special Meeting. Additional details surrounding voting specific to common brokers is below.

You can contact the Company’s proxy solicitor, Sodali & Co, at (833) 924-7453.

What happens if the stockholders do not approve Proposal 1?

If Proposal 1 is not approved by the stockholders, then the Company’s charter will not be amended to adjust the voting requirements for future amendments to the Company’s charter permitted under Section 242(d)(2) of the DGCL. Section 242(d) was recently added to the DGCL to modify the default voting standard for the approval by stockholders of amendments to a Delaware corporation’s charter to increase or decrease the corporation’s authorized shares or implement a reverse stock split, among other things. This recent amendment to Delaware law was designed to make it easier for publicly traded companies to obtain stockholder approval for certain charter amendments by changing the voting standard from a majority of shares outstanding to a majority of votes cast. The Company’s charter, however, predates this legislative change and still requires the more stringent voting standard. Proposal 1 would modernize the Company’s charter to take advantage of this updated Delaware law, bringing the Company in line with the current legal framework and other Delaware corporations that have adopted their charters more recently or have amended their charters to reflect this change. Proposal 1 would update the Company’s charter to align with current Delaware law and reduce the practical difficulties of obtaining the required vote, particularly given the Company’s large retail stockholder base and historically low voting participation rates. If the Company is not able to adjust the voting requirements for future amendments to the Company’s charter permitted under Section 242(d)(2) of the DGCL, the Company may need to effect a reverse stock split each time it needs to increase the number of shares of common stock available for issuance. This would be an inefficient approach that could negatively impact stockholders, as reverse stock splits would need to be implemented repeatedly rather than simply increasing authorized shares when needed. Approving Proposal 1 would provide the Company with greater flexibility and avoid the need for such repeated reverse stock splits in the future.

What happens if the stockholders do not approve Proposal 2?

If Proposal 2 is not approved by the stockholders, then the Company’s charter will not be amended to increase the number of authorized shares of the Company’s common stock. The Company received the requisite vote of stockholders at the 2025 Annual Meeting to approve the reverse stock split proposal. Accordingly, if Proposal 2 is not approved, the Company will effect a reverse stock split as a means of effectively increasing its number of authorized shares of common stock available for issuance.

What vote is required to approve each proposal?

For Proposal 1, the affirmative vote of the holders of a majority of the voting power of the shares of common stock outstanding and entitled to vote on the matter is required.

For Proposal 2, the affirmative vote of the holders of a majority of the voting power of the shares of common stock outstanding and entitled to vote on the matter is required.

For Proposal 3, the affirmative vote of the holders of a majority of votes properly cast on the matter is required.

Further Questions?

Contact the Company’s proxy solicitor, Sodali & Co, at (833) 924-7453.

Voting Instructions by Broker

Charles Schwab / TD Ameritrade

To cast your vote online you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

You can log into your online account, use the keyword “proxy events” in the search bar and navigate to proxy events.

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

Fidelity / National Financial Services

To cast your vote online you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“Fidelity.Investments.email@shareholderdocs.fidelity.com”, “e-notification@edocs.mybrokerageinfo.com”, “id@proxyvote.com”, or “Plug Power”

Follow the instructions in the email.

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

Morgan Stanley / E-Trade

To cast your vote online you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

Robinhood

To cast your vote online you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“noreply@robinhood.com”, or “Plug Power”

Follow the instructions in the email by clicking the “Vote” icon.

If you have not received any proxy voting materials via email contact your broker as soon as possible to request a control number to vote online.

Merrill Lynch

To cast your vote online you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

Vanguard

To cast your vote online you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

Other brokers

Search your inbox for “Plug Power” or the below common domains supporting proxy voting.

“id@proxyvote.com”, “@proxydocs.com”, “@proxypush.com”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

Some brokers outside of the U.S. do not allow retail shareholders to vote. Please contact your broker immediately if you have not received proxy materials in connection with the Plug Power Special Meeting.

Important Additional Information and Where to Find It

The Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the Company’s Special Meeting of Stockholders to be held on January 29, 2026. The Company may also file other documents regarding the Special Meeting with the SEC.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY because they contain important information about the matters to be voted on at the Special Meeting.  Stockholders may obtain copies of the proxy statement and other documents filed with the SEC, free of charge, at the SEC’s website at www.sec.gov or at www.proxyvote.com.

Participants in Proxy Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Information about the directors and executive officers of the Company is outlined in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 9, 2025, and information about their ownership of Company stock is outlined in the definitive proxy statement.

The following messages were posted by Plug Power Inc. on Facebook, LinkedIn, Reddit and Stocktwits on December 22, 2025.

Plug Power Special Meeting: If you owned shares of Plug Power Inc. as of the record date of December 12, 2025, you have the right to vote on important proposals at the Special Meeting of Stockholders on January 29, 2026. Every vote counts.  Learn more at https://www.plugpower.com/plug-power-special-meeting-details-1-29-26/.